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                                  PRESS RELEASE
                   FOR RELEASE FEBRUARY 10, 2005 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                        REPORTS DECEMBER 31, 2004 RESULTS

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported earnings of $86,000 or $0.01 per basic and diluted share for the quarter ended December 31, 2004. This compared to $188,000 or $0.03 per basic and diluted share for the same period in 2003. During the quarter, assets increased $2 million to $775.6 million and deposits increased $5.2 million to $585.8 million. Earnings for the quarter were impacted by a one time charge of approximately $123,000 (after tax) associated with the termination of the Bank's data processing agreement. The company anticipates savings in data processing expenses pursuant to terms of its new data processing service agreement over a six year term, which will take effect in November of 2005.

The Company announced that it anticipates a one time net gain of approximately $525,000 after tax to be realized no later than the third quarter of fiscal year 2005. The one time gain is associated with the agreement announced by Harland Financial Solutions, Inc. for the cash acquisition of the outstanding shares of the common stock of Intrieve Incorporated, which includes the shares owned by Baltimore County Savings Bank, FSB, the Company's wholly owned subsidiary. The Company could realize additional gains of up to $60,000 after tax during the year following the closing of the acquisition if certain additional criteria specified in the acquisition agreement are satisfied. Harland Financial Solutions announced that it anticipates the acquisition to close by April 1, 2005, subject to the approval of Intrieve's shareholders. There can be no assurance that this acquisition will be completed as proposed or that the Company will realize the profit anticipated.

The Bank further announced that two new full service branches located in the Honeygo Village Center in eastern Baltimore County and the Sparks Corporate Center just north of Hunt Valley, Maryland are complete. The Sparks location opened in January and the Honeygo office opened in early February 2005. The two new branches bring the Bank's network up to seventeen offices, all located throughout the Baltimore metropolitan region.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions, the impact of interest rates on financing, the ability of Harland Financial Solutions to consummate its agreement to acquire Intrieve, Incorporated and the ability of Intrieve, Incorporated to meet the criteria specified in such agreement so as to trigger Harland Financial's obligation to make additional payments to Intrieve stockholders. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



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                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                                 December 31,                September 30,
                                                                     2004                         2004
                                                                          (Dollars in Thousands)
ASSETS
Cash, equivalents and time deposits                            $          19,783            $         17,915
Investment Securities                                                    156,197                     161,445
Loans and Mortgage Backed Securities                                     560,653                     557,027
Other Assets                                                              38,970                      37,231
                                                               -----------------            ----------------
TOTAL ASSETS                                                   $         775,603            $        773,618

LIABILITIES
Deposits                                                       $         585,785            $        580,622
Borrowings                                                               117,627                     120,920
Junior Subordinated Debentures                                            23,197                      23,197
Other Liabilities                                                          5,250                       4,750
                                                               -----------------            ----------------
TOTAL LIABILITIES                                                        731,859                     729,489
TOTAL STOCKHOLDERS' EQUITY                                                43,744                      44,129
                                                               -----------------            ----------------
TOTAL LIABILITIES & STOCKHOLDERS EQUITY                        $         775,603            $        773,618
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                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                3 Months ended December 31,
                                                               2004                      2003
                                                                   (Dollars in Thousands)
Interest Income                                             $      8,633              $     7,810
Interest Expense                                                   4,624                    3,944
                                                            ------------              -----------
Net Interest Income                                         $      4,009              $     3,866
Provisions for Loan Losses                                           120                      182
                                                            ------------              -----------
Net Interest Income After Provision for Loan Losses         $      3,889              $     3,684
Total Non-Interest Income                                            298                      526
Total Non-Interest Expense                                         4,114                    3,931
                                                            ------------              -----------
Income Before Income Taxes (Benefit)/Provision              $         73              $       279
Income Tax Provision (Benefit)/Provision                             (13)                      91
                                                            ------------              -----------
NET INCOME                                                  $         86              $       188
                                                            ------------              -----------

Basic Earnings Per Share                                    $       0.01              $      0.03
                                                            ------------              -----------

Diluted Earnings Per Share                                  $       0.01              $      0.03
                                                            ------------              -----------


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